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Ken Dumas	Scott Solomon
LoJack Corporation	Sharon Merrill Associates
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LOJN@investorrelations.com

LoJack Corp. and Engine Capital Reach Agreement
to Appoint Alan L. Bazaar to Company’s Board of Directors

CANTON, Mass., March 18, 2015 - LoJack Corporation (NASDAQ: LOJN) (“LoJack” or “the Company”) has appointed Alan L. Bazaar to its Board of Directors, effective immediately, under an agreement with shareholder Engine Capital LP.
Mr. Bazaar, 44, is chief executive officer of Hollow Brook Wealth Management LLC, an asset management firm based in New York City, and chairman of the board of directors of the NYSE-traded Wireless Telecom Group, Inc. A Certified Public Accountant, he has more than 15 years of investment management experience and has served on several public and private company boards.
“We have had several positive conversations with Engine Capital about our strategy and growth opportunities,” said LoJack CEO and President Randy Ortiz. “Alan Bazaar brings to our Board a strong financial background and experience serving as a director for various technology companies. We look forward to working together constructively as we continue to position the Company for enhanced growth and profitability.”
Arnaud Ajdler, Managing Partner of Engine Capital, stated, “We are pleased to have worked constructively with the Board and management to add Alan Bazaar to the Board. We believe Alan’s experience can assist the Board and management as they work to continue to improve profitability and enhance value for the benefit of all shareholders.”
As part of the agreement, LoJack and Engine Capital will work together to identify one additional mutually agreeable Director for appointment to the Board prior to the 2015 Annual Meeting of Shareholders.
About LoJack Corporation
LoJack Corporation, the company that has helped more than nine million people protect their vehicles in the event of theft over the past 25+ years, today provides safety, security and protection for an ever-growing range of valuable assets and people. Leveraging its core strengths, including its well-known brand, direct integration with law enforcement and dealer distribution network, LoJack Corporation is expanding into new areas across the continuum from theft deterrence to recovery, fleet management and dealer inventory management services. The Company is focusing on creating a new level of value for its dealer, customer and investor communities by delivering innovative offerings, multiple technologies in expanding geographies. For more information, visit www.lojack.com,www.autotheftblog.com, www.youtube.com/lojack, www.twitter.com/LoJackCorp orwww.Facebook.com/LoJackCorp.

Safe Harbor Regarding Forward-Looking Statements
From time to time, information provided by the Company or statements made by its employees may contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws, which involve risks and uncertainties. You can identify these statements by use of the words “assumes,” “believes,” “estimates,” “expects,” “will,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. Any statements in this news release that are not statements of historical fact are forward-looking statements, including, but not limited to, statements concerning the Company’s strategic initiatives and plans for the future. Factors that may cause such differences include, but are not limited to: (1) the continued and future acceptance of the Company’s products and services; (2) the Company’s ability to obtain financing; (3) the outcome of ongoing litigation involving the Company; (4) competition; (5) the Company’s ability to successfully expand its operations, including through the introduction of new products and services; (6) changes in general economic or geopolitical conditions; (7) conditions in the automotive retail market and the Company’s relationships with dealers, licensees, partners, agents and local law enforcement; (8) the Company’s ability to achieve the expected benefits of its strategic alliances with TomTom and Trackunit; (9) financial and reputational risks related to product quality and liability issues; and (10) trade tensions and governmental regulations and restrictions in international markets. For a further discussion of these and other significant factors to consider in connection with forward-looking statements concerning the Company, reference is made to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the Company’s other filings with the Securities and Exchange Commission. Readers should not place undue reliance on any forward-looking statements, which only speak as of the date made. Except as required by law, the Company undertakes no obligation to release publicly the result of any revision to the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.